Exhibit 10.2

FOURTH AMENDMENT TO SENIOR SUBORDINATED NOTE
PURCHASE AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO SENIOR SUBORDINATED NOTE PURCHASE AND SECURITY AGREEMENT dated as of February 28, 2011 (the “Amendment”) amends the Senior Subordinated Note Purchase and Security Agreement dated as of November 6, 2009 (as amended, the “Original Agreement”), by and among Mill Road Capital, L.P., a Delaware limited partnership (the “Holder”), Physicians Formula, Inc., a New York corporation (the “Borrower”), Physicians Formula Holdings, Inc., a Delaware corporation (“Holdings”) and the Guarantors party to the Original Agreement.

WHEREAS, the Holder, the Borrower, Holdings and the Guarantors desire to amend the Original Agreement to change the terms of the financial covenants under the Original Agreement;

WHEREAS, the Holder holds Notes representing at least a majority of the aggregate principal amount of the Notes outstanding on the date hereof;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

1. Defined Terms.  Capitalized terms used herein, unless specified otherwise, shall have the same meanings and/or references as contained in the Original Agreement.

2. Amendment to Original Agreement.  Sections 7.2(a), (b), (c) and (d) of the Original Agreement are amended and restated to read in their entirety as follows:

“(a)           Minimum Book Net Worth.  Borrower shall maintain its Book Net Worth during each period set forth below in an amount not less than the amount set forth below:

Month Ending	Minimum Book Net Worth
December 31, 2010	$37,200,000
January 31, 2011	$37,200,000
February 28, 2011	$37,200,000
March 31, 2011	$38,400,000
April 30, 2011	$38,000,000
May 31, 2011	$38,000,000
June 30, 2011	$38,000,000
July 31, 2011	$37,600,000
August 31, 2011	$37,600,000
September 30, 2011	$37,600,000
October 31, 2011	$37,800,000
November 30, 2011	$37,400,000
December 31, 2011	$38,400,000
January 31, 2012	$38,400,000
February 29, 2012	$38,400,000

(b)           Minimum Adjusted EBITDA.

(i)           Borrower shall achieve Adjusted EBITDA each fiscal quarter, for the twelve-month period then ended, of not less than the amount set forth below for each such period:

12-Month Period Ending	Minimum Adjusted EBITDA
December 31, 2010	$7,160,000
March 31, 2011	$3,883,200
June 30, 2011	$1,872,000
September 30, 2011	$1,576,800
December 31, 2011	$4,783,200

(ii)           In addition to the immediately preceding clause (i), Borrower shall achieve Adjusted EBITDA of not less than negative $300,000 for each two consecutive calendar quarter period, commencing with the quarter ending March 31, 2011, and continuing to be tested as of the end of each calendar quarter thereafter.

(c)           Capital Expenditures.  Borrower shall not incur or contract to incur Capital Expenditures of more than $5,400,000 for the fiscal year ending December 31, 2011.

(d)           Future Financial Covenants.  With respect to future periods not covered by the foregoing Sections 5.2(a), (b), and (c), Borrower and Holder agree to negotiate in good faith to establish, no later than April 30, 2012, minimum Book Net Worth, minimum Adjusted EBITDA, and maximum Capital Expenditures requirements for such future periods through the Maturity Date; provided that such requirements will reflect a 20% cushion from those agreed to with the Senior Lender for such future periods.”

3. Confirmation of Certain Terms and Other Matters.  Each of the Borrower, Holdings, the Guarantors and the Holder hereby ratify and confirm all terms and provisions of the Operative Documents and all other documents, instruments, or agreements executed in connection therewith and agree that, except as expressly amended herein, all of such terms and provisions remain in full force and effect.  The Borrower, Holdings, the Guarantors and the Holder hereby confirm and acknowledge that the obligations of the Borrower, Holdings and the Guarantors under the Original Agreement include all obligations and liabilities of the Borrower, Holdings and the Guarantors under the Original Agreement, as amended from time to time including, but not limited to, this Amendment.  Each of the Borrower, Holdings and the Guarantors also confirm and acknowledge that this Amendment and the documents, instruments or agreements executed in connection herewith, if any, shall constitute Operative Documents.  Except as expressly provided herein, this Amendment shall not be deemed a waiver of any term or condition of any Operative Document and shall not be deemed to prejudice any right or rights which the Holder may now have or may have in the future under or in connection with any Operative Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

4. Collateral Security.  Each of the Borrower, Holdings and the Guarantors further acknowledges and agrees that the Security Documents continue to secure the Borrower’s prompt, punctual and faithful payment and performance of (i) the Original Agreement, as amended by this Amendment and any future extensions, renewals, substitutions, modifications, amendments or replacements thereof; (ii) the Notes and any further extensions, renewals, substitutions, modifications, amendments or replacements of any thereof; (iii) any and all liabilities of the Borrower to the Holders (including, without limitation, those arising under the Operative Documents and this Amendment); (iv) any and all liabilities, debts and obligations, whether now existing or hereafter arising, or at any time owing by the Borrower to the Holders, including without limitation, costs, costs of collection, attorneys’ reasonable fees and all court and litigation costs and expenses, and (v) all sums, bearing interest at the rate provided in the Original Agreement, as modified, advanced to or on behalf of the Borrower by the Holders for any purposes, whether dependent or independent of this transaction, all of which shall be equally secured with and have the same priority as the original advances under the Notes.

5. Representations and Warranties.  Each of the Borrower, Holdings and the Guarantors hereby represent and warrant that except as otherwise disclosed on the list of “Exceptions to Representations” annexed hereto as Annex A:  (a) they have complied and are now in compliance with, all of the terms and provisions set forth in the Operative Documents, as amended, on their part to be observed and performed; (b) no Event of Default specified in Section 8.1 of the Original Agreement has occurred or is continuing or would occur as a result of the transactions contemplated by this Amendment; and (c) the execution, delivery and performance of this Amendment: (i) has been duly authorized by all requisite corporation action, (ii) will not violate either (x) any provision of law applicable to the Borrower, Holdings or any Guarantor, any governmental regulation, or its charter documents, or (y) any order of any court or other agency of government binding on the Borrower, Holdings or any Guarantor or any indenture, agreement, or other instrument to which the Borrower, Holdings or any Guarantor is a party, or by which they or any of its property is bound, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice and/or lapse in time) a default under, any such indenture, agreement, or other instrument.

6. Conditions to Holder’s Obligations.

(a) The Holder shall have received approving resolutions of the Board of Directors (or other appropriate governing body) of each of the Borrower, Holdings and the Guarantors, certified as of the date hereof by the Secretary of the Borrower, Holdings and the Guarantors, authorizing the execution and delivery by the Borrower, Holdings and the Guarantors of this Amendment and all documents referenced herein.

(b) The Borrower, Holdings and the Guarantors shall have executed and delivered to the Holder this Amendment.

(c) The Holder shall have received a certificate of a Responsible Officer of each of the Borrower and Holdings as to the accuracy of the Borrower’s and Holdings’ representations and warranties in the Original Note Purchase Agreement in all material respects and in this Amendment and as to such other matters as the Holder may reasonably request.

(d) The Borrower shall have paid to the Holder all outstanding legal and other out of pocket fees and expenses incurred relative to the Holder’s relationship with the Borrower and all costs and fees associated with this Amendment.

(e) The Holder shall have received such other documents, certificates, instruments, and agreements from the Borrower as the Holder may reasonably request.

7. Miscellaneous.

(a) This Amendment shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without regard to its principles of conflicts of laws.

(b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c) Each of the Borrower, Holdings and the Guarantors shall, from time to time, at its expense, execute and deliver to the Holder all such other and further instruments, agreements and documents and take or cause to be taken all such other and future action as the Holder shall reasonably request in order to effect and confirm or vest more securely all rights contemplated by this Amendment, the Original Agreement or any Operative Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:
PHYSICIANS FORMULA, INC.,
a New York Corporation

By:	/s/ Jeff Rogers
Name:	Jeff Rogers
Title	President

GUARANTORS:
PHYSICIANS FORMULA HOLDINGS, INC.,
a Delaware Corporation

By:	/s/ Jeff Rogers
Name:	Jeff Rogers
Title:	President

PHYSICIANS FORMULA COSMETICS, INC.,
a Delaware Corporation

By:	/s/ Jeff Rogers
Name:	Jeff Rogers
Title:	President

PHYSICIANS FORMULA DRTV, LLC
a Delaware Limited Liability Company

By:	/s/ Jeff Rogers
Name:	Jeff Rogers
Title:	President

HOLDER:
MILL ROAD CAPITAL, L.P.,
a Delaware Limited Partnership

By:	/s/ Charles Goldman
Name:	Charles Goldman
Title:	Managing Director

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